UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2022

Instadose Pharma Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250

Chesapeake, Virginia 23320-0210

(Address of Principal Executive Offices)
(Zip Code)

(800) 701 - 4342

(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 14, 2022, Grant F. Sanders resigned as Chairman and Chief Executive Officer of the Registrant and as Chairman of its wholly owned Canadian subsidiary (“Instadose Canada”). Mr. Sanders will not hold any officer or director positions at the Registrant or Instadose Canada following his resignation.

On January 14, 2022, Alex Wylie was appointed interim Chairman and interim Chief Executive Officer of the Registrant and Instadose Canada. Mr. Wylie will continue in his role as Chief Financial Officer of the Registrant and Instadose Canada. The Registrant’s Board of Directors will initiate a process to find a permanent Chairman and Chief Executive Officer of the Registrant and Instadose Canada. Alex Wylie will be a potential candidate for the roles of Chairman and/or Chief Executive Officer in the Registrant and Instadose Canada.

The biography and a brief description of any material plan, contract or arrangement for Mr. Wylie is set forth in the Form 8-K, Item 2.01(f) filed on January 7, 2021.

Immediately upon appointment of the above individuals, the Registrant accepted the resignation of Grant Sanders from the Board of Directors and all management positions he had held with the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99	Press Release dated January 14, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instadose Pharma Corp.

/s/ Alex Wylie
By:	Alex Wylie, Interim Chief Executive Officer

January 18, 2022

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